Exhibit 7.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

GLAS TRUST COMPANY LLC

(Exact name of trustee as specified in its charter)

A New Hampshire Limited Liability Company	81-4468886
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

3 Second Street, Suite 206
Jersey City, New Jersey	07311
(Address of principal executive offices)	(Zip code)

GLAS AMERICAS LLC
230 Park Avenue, 3rd floor West

New York, New York 10169

(212) 808-3050

(Name, address and telephone number of agent for service)

Aphria Inc.

(Exact name of obligor as specified in its charter)

Ontario
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

98 Talbot St. W.
Leamington, Ontario	N8H 1M8
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Item 1.         General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                                                      Not applicable.

Item 16.  List of Exhibits.                                                       List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Limited Liability Company Agreement of the trustee now in effect. *

Exhibit 2.                                            A copy of the State of New Hampshire — Office of the Bank Commissioner Certificate to Conduct Business for GLAS TRUST COMPANY LLC, dated February 23, 2017 *

Exhibit 3.                                            A copy of the State of New Hampshire Certificate to Exercise Corporate Trust Powers for GLAS TRUST COMPANY LLC, dated. February 12, 2016. *

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect. *

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest State of New Hampshire Call Report with Attestation of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing F-10/A dated May 10, 2019 of file number 333-230692.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, GLAS Trust Company LLC , a New Hampshire Limited Liability Company organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the August 23, 2019.

GLAS TRUST COMPANY LLC

/s/ Yana Kislenko
Yana Kislenko
Vice President

EXHIBIT 6

August 23, 2019

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

GLAS TRUST COMPANY LLC

/s/ Yana Kislenko
Yana Kislenko
Vice President

EXHIBIT 7 State of New Hampshire Call Report with Attestation

Instructions:

Quarter Ending: 2nd 2019

This worksheet replaces the FFIEC 041 Report filing for Non-Depository Trust Companies

Please do not change the formatting, location of cells, or add calculations to the cells. The Department will be merging the information into a database and these changes will inhibit our ability to import the file.

The worksheets found in the excel file are based on the FFIEC 041 report. When filling out the forms please follow the instructions found at http://www.fdic.gov/regulations/resources/call/index.html. All New Hampshire non-depository trust companies must file quarterly. Disregard any instructions that state or imply quarterly filing is not necessary. When completing the call report, all dollar amounts should be rounded to thousands.

The "Attestation" worksheet needs to be printed off and signed as detailed on the worksheet. After the necessary signatures are gathered the form needs to be mailed to the department. This needs to be received no later than 32 days after the quarter end.

The Department is requesting additional information to be reported quarterly on Call Report Schedule RC-T for those institutions or their subsidiaries offering fiduciary and related services. This change will begin with the September 30, 2008 filing period. Please be aware that this particular Call Report schedule will differ from the FFIEC forms & instructions given the presence of two additional reporting items in the Memoranda section of Schedule RC-T. New reporting will include the following: 1) Accounts where the institution is named or serves as a fiduciary of an account to be funded at a later date ("dry trusts"), and 2) Accounts where the institution is named or serves as "Trust Protector".

Information:

Name of Institution:	GLAS Trust Company LLC
Filing Period (Quarter ending):	30-Jun-19
Date Report was emailed:	30-Jul

Information on person to contact with question on this call report filing

	Primary Contact	Secondary Contact
Name:	Martin Reed	Steven Hodgetts
Phone Number:	(201) 839 2180	+44 20 3764 9316
E-Mail Address:	martin.reed@glas.agency	steven.hodgetts@glas.agency

USA PATRIOT ACT Section 314(a) Anti-Money Laundering Contact Information:

To facilitate the 314(a) process, you will need to provide the following information for two (2) individuals who will serve as the Point of Contact (POC) for your institution. Any changes to the POCs will need to be reported in writing to the New Hampshire Banking Department.

	Primary Contact	Secondary Contact
POC Name:	Martin Reed	Steven Hodgetts
POC Title:	Secretary	Director
Mailing Address:		
Street	3 Second Street, Suite 206	45 Ludgate Hill
PO Box		
City, State, Zip	Jersey City, NJ 07302	London, EC4M 7JU, UK
Email Address:	martin.reed@glas.agency	steven.hodgetts@glas.agency
Phone Number:	(201) 839 2180	+44 20 3764 9316

Revised 3/18/14

Attestation

Quarter Ending:____________

This report is required by RSA 383:13

Name of Institution: GLAS Trust Company LLC

Date report was sent electronically to the New Hampshire Banking Department: 30-Jul-19

Information in the report is for Quarter Ending: 30 June 2019

NOTE: The report must be signed by an authorized officer and attested to by not less than two directors (trustees).

I, Martin Reed, Senior Vice President/Corporate Secretary
Typed Name and Title of Officer Authorized to Sign Report
of the named bank do hereby declare that the report sent electronically to the New Hampshire Banking Department has been prepared in conformance with the instructions issued by the FFIEC and are true to the best of my knowledge and belief.

[signature]	30-Jul-19
Signature of Office Authorized to Sign Report	Date of Signature

We, the undersigned directors (trustees), attest to the correctness of the report sent electronically to the New Hampshire Banking Department and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instruction issued by the FFIEC and is true and correct.

[signature]	Steven Hodgetts
Signature of Director (Trustee)	Printed Name of Director (Trustee)
[signature]	Martin Reed
Signature of Director (Trustee)	Printed Name of Director (Trustee)
Signature of Director (Trustee)	Printed Name of Director (Trustee)

The signed "Attestation" needs to be received by the department no later than 32 days after the quarter end.

Revised 9/16/13

Schedule RI -- Income Statement Quarter Ending:____________

All Report of Income schedules are to be entered on a calendar year-to-date basis in thousands of dollars.

1	Interest Income:		
1. a.	Interest and fee income on loans:		
	(1) Loans secured by real estate		
	(2) Commercial and industrial loans		
	(3) Loans to individuals for household, family, and other personal expenditures:		
	(a) Credit cards		
	(b) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)		
	(4) Loans to foreign governments and official institutions		
	(5) All other loans		
	(6) Total interest and fee income on loans (sum of items 1.a.(1) through 1.a.(5))		
1. b.	Income from lease financing receivables		
1. c.	Interest income on balances due from depository institutions	4	
1. d.	Interest and dividend income on securities		
	(1) U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)		
	(2) Mortgage-backed securities		
	(3) All other securities (includes securities issued by states and political subdivisions in the U.S.)		
1. e.	Interest income from trading assets		
1. f.	Interest income on federal funds sold and securities purchased under agreements to resell		
1. g.	Other interest income		
1. h.	Total interest income (sum of items 1.a.(6) through 1.g)		4
2.	Interest expense:		
2. a.	Interest on deposits:		
	(1) Transaction accounts (interest-bearing demand deposits, NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)		
	(2) Nontransaction accounts:		
	(a) Savings deposits (includes MMDAs)		
	(b) Time deposits of $100,000 or more		
	(c) Time deposits of less than $100,000		
2. b.	Expense of federal funds purchased and securities sold under agreements to repurchase		
2. c.	Interest on trading liabilities and other borrowed money		
2. d.	Interest on subordinated notes and debentures		
2. e.	Total interest expense (sum of items 2. a though 2. d)		
3.	Net interest income (item 1.h minus 2.e)		4
4.	Provision for loan and lease losses		
5.	Noninterest income:		
5. a.	Income from fiduciary activities	1,440	
5. b.	Service charges on deposit accounts		
5. c.	Trading revenue		
5. d. (1)	Fees and commissions from securities brokerage		
	(2) Investment banking, advisory, and underwriting fees and commissions		
	(3) Fees and commissions from annuity sales		
	(4) Underwriting income from insurance and reinsurance activities		
	(5) Income from other insurance activities		
5. e.	Venture capital revenue		
5. f.	Net servicing fees		
5. g.	Net securitization income		
5. h.	Not applicable		
5. i.	Net gains (losses) on sales of loans and leases		
5. j.	Net gains (losses) on sales of other real estate owned		
5. k.	Net gains (losses) on sales of other assets (excluding securities)		
5. l.	Other noninterest income*		
5. m.	Total noninterest income (sum of items 5.a though 5.l)		1,440
6. a.	Realized gains (losses) on held-to-maturity securities		
6. b.	Realized gains (losses) on available-for-sale securities		
7.	Noninterest expense:		
7. a.	Salaries and employee benefits		
7. b.	Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)		
7. c.	(1) Goodwill impairment losses		
	(2) Amortization expense and impairment losses for other intangible assets	1	
7. d.	Other noninterest expense*	1,353	
7. e.	Total noninterest expense (sum of items 7.a though 7.d)		1,354
8.	Income (loss) before income taxes and extraordinary items and other adjustments (item 3 plus or minus items 4, 5.m, 6.a, 6.b and 7.e)		90
9.	Applicable income taxes (on item 8)		13
10.	Income (loss) before extraordinary items and other adjustments (item 8 minus item 9)		77
11.	Extraordinary items and other adjustments, net of income taxes*		
12.	Net income (loss) attributable to bank and noncontrolling (minority) interests (sum of items 10 and 11)		77
13.	LESS: Net income (loss) attributable to noncontrolling (minority) interests (if net income, report as a positive value; if net loss, report as a negative value)		
14.	Net income (loss) attributable to bank (item 12 minus item 13)		77

* Describe on Schedule RI-E - Explanations

Revised 9/16/13

Quarter Ending: _ Schedule Rl • Continued All Report of Income schedules are to be entered on a calendar year-to-date basis in thousands of dollars. Memoranda 14. Other-than-temporary impairment losses on held-to-maturity and available-for-sale debt securities: Total other-than-temporary impairment losses Portion of losses recognized in other comprehensive income (before income taxes) Net impairment losses recognized in earnings (included in Schedule Rl, items 6.a and 6.b)(Memorandum item 14.a minus Memorandum item 14.b) a. b. c. *Memoranda Items 1-13 Omitted Revised 9/16/13

Quarter Ending: _ Schedule RI-A --Changes in Equity Capital Indicate decreases and losses in parentheses Dollar Amounts in Thousands 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. * Describe on Schedule RI-E-Explanations Revised 9/16/13 Total equity capital most recently reported for the previous year end, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income) Restatements due to corrections of material accounting errors and changes in accounting principles* Balance end of previous calendar year as restated (sum of items 1 and 2) Net income (loss) (must equal Schedule Rl, item 14) Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions) Treasury stock transactions, net Changes incident to business combinations, net LESS: Cash dividends declared on preferred stock LESS: Cash dividends declared on common stock Other comprehensive income Other transactions with parent holding company* (not included in items 5, 6, 8, or 9 above) Total equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 27.a) 1,577 1,577 77 1,654

Schedule RI-E – Explanations

Quarter Ending:____________

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

		Dollar Amounts in Thousands	
1.	Other noninterest income (from Schedule RI, item 5.l)		
	Itemize and describe amounts greater than $25,000 that exceed 3% of Schedule RI, item 5.1:		see below
1. a.	Income and fees from the printing and sale of checks		
1. b.	Earnings on/increase in value of cash surrender value of life insurance		
1. c.	Income and fees from automated teller machines (ATMs)		
1. d.	Rent and other income from other real estate owned		
1. e.	Safe deposit box rent		
1. f.	Net change in the fair values of financial instruments accounted for under a fair value option		
1. g.	Bank card and credit card interchange fees		
1. h.	Gains on bargain purchases		
1. i.			
1. j.			
1. k.			
2.	Other noninterest expense (from Schedule RI, item 7.d)		
	Itemize and describe amounts greater than $25,000 that exceed 3% of Schedule RI, item 7.d:		see below
2. a.	Data processing expenses		
2. b.	Advertising and marketing expenses		
2. c.	Directors' fees		
2. d.	Printing, stationery, and supplies		
2. e.	Postage		
2. f.	Legal fees and expenses		
2. g.	FDIC deposit insurance assessments		
2. h.	Accounting and auditing expenses	37	
2. i.	Consulting and advisory expenses		
2. j.			
2. k.	Telecommunications expenses		
2. l.			
2. m.			
2. n.			
3.	Extraordinary items and other adjustments and applicable income tax effect (from Schedule RI, item 11) (itemize and describe all extraordinary items and other adjustments):		
3. a. (1)			
(2)	Applicable income tax effect		
3. b. (1)			
(2)	Applicable income tax effect		
3. c. (1)			
(2)	Applicable income tax effect		
4.	Cumulative effect of changes in accounting principles and corrections of material accounting errors (from Schedule RI-A, item 2) (itemize and describe all such effects):		
4. a.			
4. b.			
5.	Other transactions with parent holding company (from Schedule RI-A, item 11) (itemize and describe all such transactions):		
5. a.	Introduction of initial capital as membership interest.		
5. b.			
6.	Adjustments to allowance for loan and lease losses; (itemize and describe all adjustments)		
6. a.			
6. b.			
7.	Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):		
	Comments? (Yes or No)		
	Other explanations (please type or print clearly):		

Itemize and describe amounts greater than $25,000 that exceed 3% of Schedule RI, item 7.d:

$1,145k expenses for services provided by GLAS Americas to Trust Co

$119k Commission for new deals

Itemize and describe amounts greater than $25,000 that exceed 3% of Schedule RI, item 5.1:

Advanz 405k Transfer Fees + Agency Revenue

Murray 533k Transfer Fees + Agency Revenue

Universal Entertainment 46k Transfer fees + Trustee Revenue

Waypoint 84k Transfer Fees + Agency Revenue + Billable hours

Revised 9/16/13

Schedule RC -- Balance Sheet

Quarter Ending:____________

		Dollar Amounts in Thousands	
	ASSETS		
1.	Cash and balances due from depository institutions :		
1. a.	Noninterest-bearing balances and currency and coin	514	
1. b.	Interest-bearing balances	1,511	
2.	Securities:		
2. a.	Held-to-maturity securities (from Schedule RC-B, column A)		
2. b.	Available-for-sale securities (from Schedule RC-B, column D)		
3.	Federal funds sold and securities purchased under agreements to resell:		
3. a.	Federal funds sold		
3. b.	Securities purchased under agreements to resell		
4.	Loans and lease financing receivables:		
4. a.	Loans and leases held for sale		
4. b.	Loans and leases, net of unearned income		
4. c.	LESS: Allowance for loan and lease losses		
4. d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		
5.	Trading assets		
6.	Premises and fixed assets (including capitalized leases)	2	
7.	Other real estate owned		
8.	Investments in unconsolidated subsidiaries and associated companies		
9.	Direct and indirect investments in real estate ventures		
10.	Intangible assets:		
10. a.	Goodwill		
10. b.	Other intangible assets		
11.	Other assets (from Schedule RC-F)	357	
12.	Total assets (sum of items 1 though 11)		2,384
	LIABILITIES		
13.	Deposits:		
13. a.	In domestic offices:		
	(1) Noninterest-bearing		
	(2) Interest-bearing		
13. b.	Not applicable		
14.	Federal funds purchased and securities sold under agreements to repurchase:		
14. a.	Federal funds purchased		
14. b.	Securities sold under agreements to repurchase		
15.	Trading liabilities		
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		
17. and 18.	Not applicable		
19.	Subordinated notes and debentures		
20.	Other liabilities (from Schedule RC-G)	730	
21.	Total liabilities (sum of items 13 through 20)		730
22.	Not applicable		
	EQUITY CAPITAL		
23.	Perpetual preferred stock and related surplus		
24.	Common Stock	1,565	
25.	Surplus (exclude all surplus related to preferred stock)		
26. a.	Retained earnings	89	
26. b.	Accumulated other comprehensive income (includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.)		
26. c.	Other equity capital components		
27. a.	Total bank equity capital (sum of items 23 through 26.c)		1,654
27. b.	Noncontrolling (minority) interests in consolidated subsidiaries		
28.	Total equity capital (sum of items 27.a and 27.b)		1,654
29.	Total liabilities and equity capital (sum of items 21 and 28)		2,384

Memorandum

Indicate in the box at the right the year of the last completed audit, that conforms to the standards listed in NH RSA 384:43, "Annual Audits". 2018

Revised 9/13/13

Schedule RC-B --Securities

Quarter Ending:____________

Dollar Amounts in Thousands

		Held to maturity		Available for sale	
		(Column A) Amortized Cost	(Column B) Fair Value	(Column C) Amortized Cost	(Column D) Fair Value
1.	U.S. Treasury securities				
2.	U.S. Government agency obligations (exclude mortgage-backed securities):				
2. a.	Issued by U.S. Government agencies				
2. b.	Issued by U.S. Government-sponsored agencies				
3.	Securities issued by states and political subdivisions in the U.S.				
4.	Mortgage-backed securities (MBS):				
4. a.	Pass-through securities:				
	(1) Guaranteed by GNMA				
	(2) Issued by FNMA and FHLMC				
	(3) Other pass-through securities				
4. b.	Other mortgage-backed securities (include CMOs, REMICs and stripped MBS):				
	(1) Issued or guaranteed by U.S. Government agencies or sponsored agencies				
	(2) Collateralized by MBS issued or guaranteed by U.S. Government agencies or sponsored agencies				
	(3) All other residential MBS				
4. c.	Commercial MBS:				
	(1) Commercial mortgage pass-through securities				
	(a) Issued or guaranteed by FNMA, FHLMC, or GNMA				
	(b) Other pass-through securities				
	(2) Other commercial MBS:				
	(a) Issued or guaranteed by U.S. Government agencies or sponsored agencies				
	(b) All other commercial MBS				
5.	Asset-backed securities and structured financial products:				
a.	Asset-backed securities (ABS)				
b.	Structured financial products:				
	(1) Cash				
	(2) Synthetic				
	(3) Hybrid				
6.	Other debt securities:				
6. a.	Other domestic debt securities				
6. b.	Foreign debt securities				
7.	Investments in mutual funds and other equity securities with readily determinable fair values				
8.	Total (sum of items 1 through 7) (total of column A must equal Schedule RC, item 2.a) (total of column D must equal Schedule RC, item 2.b)				

Memoranda

Dollar Amounts in Thousands

1.	Pledged securities [1]				

1 Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

Revised 9/16/13

Quarter Ending: _ Schedule RC-F - Other Assets Dollar Amounts in Thousands 1. 2. 3. 3. a. 3. b. 4. 5. a. b. c. 6. 6. a. 6. b. 6. c. 6. d. 6. e. 6. f. 6. g. 6. h. 6. i. 7. 6. itemized amounts $184k are prepayments to GLAS entities for future services to be provided Revised 9/16/13 Accrued interest receivable Net deferred tax assets Interest-only strips receivable (not in the form of a security) on: Mortgage loans Other financial assets Equity securities that DO NOT have readily determinable fair values Life insurance assets: General account life insurance assets Separate account life insurance assets Hybrid account life insurance assets All other assets (itemize and describe amounts greater than $25,000 that exceed 25% of this item) Prepaid expenses Repossessed personal property (including vehicles) Derivatives with a positive fair value held for purposes other than trading Retained interests in accrued interest receivables related to securitized credit cards FDIC loss-sharing indemnification assets Prepaid deposit insurance assessments Account receivables Total (sum of items 1 through 6) (must equal Schedule RC, item 11)

Schedule RC-G - Other Liabilities Quarter Ending:. _ 01o1ar Amountsm Thousan s 1. a. 1. b. 2. 3. 4. Itern: $382k Deferred Revenue, $242k Due to affiliates 4. a. 4. b. 4. c. 4. d. 4. e. 4. f. 4. g. 5. Revised 9/16/13 Interest accrued and unpaid on deposits Other expenses accrued and unpaid (includes accrued income taxes payable) Net deferred tax liabimies Allowance for credit losses on off-balance sheet credit exposures All other liabilities (itemize and describe amounts greater than $25,000 that exceed 25% of this item) 106 624 Accounts payable Deferred compensation liabilities Dividends declared but not yet payable Derivatives with a negative fair value held for purposes other than trading Total (sum of items 1 though 4) (must equal Schedule RC, item 20) 730

Schedule RC-T-Fiduciary and Related Services Quarter Ending:. _ FIDUCIARY AND RELATED ASSETS 4. 5. 5. a. 5. b. 5. c. 6. 7. 8. 9. 10. 11. 12. 13. FIDUCIARY AND RELATED SERVICES INCOME 14. Personal trust and agency accounts 15. Employee benefit and retirement related trust and agency accounts: 15. a. Employee benefit-defined contribution 15. b. Employee benefit-defined benefit 15.c. 16. 17. 18. 19. 20. 21. 22. Other employee benefit and retirement-related accounts Corporate trust and agency accounts Investment management and investment advisory agency accounts Foundation and endowment trust and agency accounts Other fiduciary accounts Custody and safekeeping accounts Other fiduciary and related services income Total gross fiduciary and related services income (sum of ems 14 through 21) (must equal Schedule Rl, item 5.a) Less: Expenses Less: Net losses from fiduciary and related services Plus: Intracompany income credits for fiduciary and related services Net fiduciary and related services income 23. 24. 25. 26. Memoranda 1. 1. a. 1. b. 1. c. 1. d. 1. e. 1. f. 1. g. 1.h. 1. i. 1. j. 1. k. 1. I. 1. m. 1.n. 1. o. 1. p. Managed assets held in fiduciary accounts: Noninterest-bearing deposits Interest-bearing depos s U.S. Treasury and U.S. Government agency obligations State, county and municipal obligations Money market mutual funds Equity mutual funds Other mutual funds Common trust funds and collective investment funds Other short-term obligations Other notes and bOnds Investments in unregistered funds and private equity investments Other common and preferred stocks Real estate mortgages Real estate Miscellaneous assets Total managed assets held in fiduciary accounts (for each column, sum of Memorandum items 1.a through 1.o) 1. q. Investments of managed fiduciary accounts in advised or sponsored mutual funds Revised 9/16/13 (ColumnA) Managed Assets (Column B) Number of Managed Accounts (ColumnA) Personal Trust and Agency and Investment Management Agencv Accounts (Column B) Employee Benefit and Retirement Related Trust and Aaencv Accounts (Column C) AU Other Accounts 1,440 1,440 (1,354) 66 Personaltrust and agency accounts Retirement related trust and agency accounts: Employee benefit-defined contribution Employee benefit-defined benefit Other employee benefit and retirement-related accounts Corporate trust and agency accounts USD Investment management and investment advisory agency accounts Foundation and endowment trust and agency accounts Other fiduciary accounts Total fiduciary accounts (sum of ems 4 through 9) Custody and safekeeping accounts Not applicable Individual Retirement Accounts, Health Savings Accounts, and other similar accounts (included in items 5.c and 11) (ColumnA) Managed Assets (Column B) Non-Managed Assets (Column C) Number of Managed Accounts (Column D) Number of Non-Managed Accounts 9,704,066 28 9,704,066 28 .,

(Continued)– Schedule RC-T – Fiduciary and Related Services

Dollar Amounts in Thousands

		(Column A) Number of Issues	(Column B) Principal Amount Outstanding
2.	Corporate trust and agency accounts:		
	Corporate trust and agency accounts:		
2.a.	Corporate and municipal trusteeships USD	16	4,531,338
	(1) Issues reported in Memorandum item 2.a. that are in default	1	140,506
2.b.	Transfer agent, registrar, paying agent, and other corporate agency	12	

		(Column A) Number of Funds	(Column B) Market Value of Fund Assets
3.	Collective investment funds and common trust funds:		
3. a.	Domestic equity		
3. b.	International/Global equity		
3. c.	Stock/Bond blend		
3. d.	Taxable bond		
3. e.	Municipal bond		
3. f.	Short term investments/Money market		
3. g.	Specialty/Other		
3. h.	Total collective investment funds (sum of Memorandum items 3.a through 3.g)		

		(Column A) Gross Losses Managed Accounts	(Column B) Gross Losses Non-Managed Accounts	(Column C) Recoveries
4.	Fiduciary settlements, surcharges, and other losses:			
4. a.	Personal trust and agency accounts			
4. b.	Employee benefit and retirement-related trust and agency accounts			
4. c.	Investment management and investment advisory agency accounts			
4. d.	Other fiduciary accounts and related services			
4. e.	Total fiduciary settlements, surcharges, and other losses (sum of Memorandum items 4.a through 4.d) (sum of columns A and B minus column C must equal Schedule RC-T, item 24)			

		Number of Accounts
5.	Accounts where the institution is named or serves as a fiduciary of an account to be funded at a later date	

		Number of Accounts
6.	Accounts where the institution is named or serves as "Trust Protector'	

Revised 9/16/13